Exhibit 99.1

News Release

Allison Announces First Quarter 2026 Results

*	Net Sales of $1,406 million, up 84% year over year, including the addition of the Allison Off-Highway business unit acquired on January 1, 2026

*	Net Income of $112 million, 8% of Net Sales

*	Diluted EPS of $1.33, Adjusted Diluted EPS of $2.57, up 6% year over year

*	Adjusted EBITDA of $362 million, 26% of Net Sales, up 22% year over year

*	First quarter results include segment reporting for Allison Transmission and Allison Off-Highway business units

INDIANAPOLIS, May 4, 2026 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported first quarter net sales of $1,406 million with adjusted EBITDA margin of 26 percent and net cash provided by operating activities of $156 million.

David S. Graziosi, Chair, President and Chief Executive Officer of Allison commented, “Encouraging momentum in key end markets supported solid demand for both Allison business units in the first quarter. Despite ongoing geopolitical uncertainty, we will look to capitalize on further improvement in end markets conditions throughout the year, while continuing to integrate the Allison Off-Highway business unit, maintaining focus and confidence in our synergy capture target in support of our long-term growth and value creation strategy. For the first quarter, adjusted diluted EPS was $2.57, with expectation for the acquisition of the Allison Off-Highway business unit to be accretive to net income and diluted EPS in 2026.”

Graziosi continued, “During the first quarter, we announced the seventh consecutive annual increase to our quarterly dividend and repurchased more than $20 million of our common stock, demonstrating Allison’s consistent commitment to returning cash to shareholders as part of our capital allocation priorities. Also during the quarter, as we progress toward our 2.0x net leverage target with prudent balance sheet management, our strong cash flow generation enabled us to repay $150 million of amounts outstanding under our revolving credit facility.”

First quarter results include segment reporting for Allison Transmission, the Company’s legacy business, excluding certain costs now accounted for within the Allison Central Group, and Allison Off-Highway, the business acquired from Dana Incorporated on January 1, 2026. The Allison Central Group is a centralized cost center which includes certain functional costs that support the Company’s global operations.

Allison Consolidated First Quarter Financial Results

Net sales for the quarter were $1,406 million, including the addition of $673 million in net sales for the Allison Off-Highway business unit.

Gross profit for the quarter was $406 million, an increase of $28 million from $378 million for the same period in 2025. The increase was principally driven by the addition of the Allison Off-Highway business unit, partially offset by decreased gross profit in the Allison Transmission business unit. Gross profit for the quarter was negatively impacted by approximately $76 million of expenses related to the acquisition of the Allison Off-Highway business unit, primarily inventory step-up costs and incremental depreciation expense related to the stepped-up basis in property, plant and equipment. Gross margin for the quarter was 29 percent.

Selling, general and administrative expenses for the quarter were $157 million, an increase of $70 million from $87 million for the same period in 2025. The increase was principally driven by the addition of the Allison Off-Highway business unit, including $21 million of amortization expense for intangible asset recognition and approximately $17 million of one-time acquisition-related integration costs.

Engineering – research and development expenses for the quarter were $54 million, an increase of $12 million from $42 million for the same period in 2025. The increase was principally driven by the addition of the Allison Off-Highway business unit, partially offset by reduced product initiatives spending in the Allison Transmission business unit.

Net income for the quarter was $112 million, a decrease of $80 million from $192 million for the same period in 2025. The decrease was principally driven by costs related to the acquisition of the Allison Off-Highway business unit. The year over year decrease in net income was also driven by higher interest expense, net, partially offset by lower income tax expense. Diluted EPS for the first quarter was $1.33.

Excluding the effect of certain non-cash, non-recurring, infrequent or unusual items, including the costs associated with the acquisition of the Allison Off-Highway business unit, adjusted net income, a non-GAAP financial measure, was $216 million for the first quarter and adjusted diluted EPS was $2.57.

Adjusted EBITDA, a non-GAAP financial measure, was $362 million for the first quarter, an increase of $66 million from $296 million for the same period in 2025. Adjusted EBITDA margin for the quarter was 26 percent.

Net cash provided by operating activities for the quarter was $156 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $103 million.

Allison ended the first quarter with $311 million of cash and cash equivalents and $845 million of available borrowing capacity under its revolving credit facility. Allison ended the first quarter with total debt of $4,292 million and net debt of $3,981 million.

During the first quarter, Allison paid a quarterly dividend of $0.29 per share and repurchased over $20 million of its common stock, with $1,171 million of authorization remaining under its stock repurchase program.

Allison Transmission First Quarter Financial Highlights

Net sales for the quarter were $733 million, a 4 percent decrease from the same period in 2025.

Gross profit for the quarter was $356 million, a decrease of $22 million from $378 million for the same period in 2025. The decrease was principally driven by lower volumes and unfavorable direct material costs, partially offset by price increases on certain products. Gross margin for the first quarter was nearly 49 percent.

Selling, general and administrative expenses for the quarter were $65 million, flat from the same period in 2025 when reflecting allocations of certain selling, general and administrative expenses in the Allison Central Group.

Engineering – research and development expenses for the quarter were $39 million, a decrease of $3 million from $42 million for the same period in 2025. The decrease was principally driven by reduced product initiatives spending.

Segment operating profit was $252 million, or 34 percent of net sales, for the first quarter. Adjusted EBITDA, a non-GAAP financial measure, was $276 million for the first quarter. Adjusted EBITDA margin for the quarter was 38 percent.

Allison Off-Highway First Quarter Financial Highlights

Net sales for the quarter were $673 million.

Gross profit for the quarter was $50 million, including approximately $76 million of expense related to the stepped-up basis in inventory and incremental depreciation expense related to the stepped-up basis in property, plant and equipment.

Selling, general and administrative expenses for the quarter were $56 million, including $21 million of amortization expense for intangible asset recognition. Engineering – research and development expenses for the quarter were $15 million.

Segment operating loss was $(21) million, or (3) percent of net sales, for the first quarter. Adjusted EBITDA, a non-GAAP financial measure, was $98 million for the first quarter. Adjusted EBITDA margin for the quarter was 15 percent.

Full Year 2026 Guidance Update

Given first quarter results, while taking into consideration current macroeconomic and geopolitical uncertainty, we are reaffirming our full year 2026 guidance provided to the market on February 23, 2026. Allison expects:

•	Consolidated net sales in the range of $5,575 to $5,925 million

•	Net sales for the Allison Transmission business unit in the range of $3,025 to $3,175 million

•	Net sales for the Allison Off-Highway business unit in the range of $2,550 to $2,750 million

•	Consolidated net income in the range of $600 to $750 million, subject to the completion of purchase price accounting associated with the acquisition of the Allison Off-Highway business unit

•

Net income guidance includes more than $100 million of one-time, pre-tax expenses associated with the separation, integration and restructuring of the Allison Off-Highway business unit. Including one-time costs, the Allison Off-Highway acquisition is expected to be accretive to net income and diluted EPS in 2026

•	Consolidated adjusted EBITDA in the range of $1,365 to $1,515 million

•

Consolidated net cash provided by operating activities in the range of $970 to $1,100 million, including approximately $55 million of one-time cash outlays associated with the acquisition of the Allison Off-Highway business unit

•	Consolidated capital expenditures in the range of $295 to $315 million, including one-time separation and integration capital expenditures of approximately $45 million

•	Consolidated adjusted free cash flow in the range of $655 to $805 million

Conference Call and Webcast

The Company will host a conference call at 5:00 p.m. EDT on Monday, May 4, 2026 to discuss its first quarter 2026 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at https://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. EDT on May 4 until 11:59 p.m. EDT on May 18. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13760157.

About Allison

Allison (NYSE: ALSN) is a global leader in high-performance mobility and work solutions built for the needs of the modern industrial world. Allison operates through two business units: Allison Transmission and Allison Off-Highway Drive & Motion Systems. Headquartered in Indianapolis, Indiana, USA, the Company manufactures solutions which offer industry-leading value propositions across vital sectors such as infrastructure, mining, energy, agriculture, construction, transportation and national security. For over 110 years, Allison has been recognized as a reliable partner of choice, keeping essential industries moving anytime, in over 150 countries around the world. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the significant costs we are expected to incur in connection with the integration of the Off-Highway Drive & Motion Systems business of Dana Incorporated (now referred to as the “Allison Off-Highway Business”); our ability to successfully integrate the Allison Off-Highway Business and its operations in the expected time frame; our ability to realize all of the anticipated benefits from the integration of the Allison Off-Highway Business and its operations and to effectively manage our expanded operations; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, natural disasters, extreme weather events, wars and public health crises such as pandemics; global economic volatility; general economic and industry conditions, including the risk of prolonged inflation and recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these customers; cybersecurity risks to our operational systems, security systems or infrastructure owned by us or our third-party vendors and suppliers; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism and tariffs; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results that are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and adjusted EBITDA as a percent of net sales (“adjusted EBITDA margin”) to measure our operating profitability. We believe that adjusted EBITDA and adjusted EBITDA margin provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability. Adjusted EBITDA margin is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to adjusted EBITDA and adjusted EBITDA margin is net income or segment operating profit (loss) in the case of our segments and net income as a percent of net sales (“net income margin”) or segment operating profit (loss) as a percent of net sales in the case of our segments, respectively. Adjusted EBITDA is calculated as earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019, as amended, governing Allison Transmission, Inc.’s term loans and revolving credit facility. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.

In addition, we believe adjusted net income, adjusted basic earnings per share attributable to common stockholders (“adjusted basic EPS”) and adjusted diluted earnings per share attributable to common stockholders (“adjusted diluted EPS”) provide management, investors and creditors with useful measures of our core business performance and trends and increase the period-to-period comparability of our results of operations. The most directly comparable GAAP measure to adjusted net income, adjusted basic EPS and adjusted diluted EPS is net income, basic earnings per share attributable to common stockholders (“basic EPS”) and diluted earnings per share attributable to common stockholders (“diluted EPS”), respectively. Adjusted net income is calculated as net income excluding the effect of certain non-cash, non-recurring, infrequent or unusual items such as: amortization related to acquired intangible assets, depreciation of property, plant and equipment related to the stepped-up basis of acquired assets, step-up in basis of acquired inventory, stock-based compensation expense, acquisition-related expenses, impairment charges, other one-off adjustments and the tax effect of the adjustments. Adjusted basic EPS is calculated by dividing adjusted net income by the weighted average shares of common stock outstanding and adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average shares of common stock outstanding.

We use adjusted free cash flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that adjusted free cash flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted free cash flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is calculated as net cash provided by operating activities after cash used for additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliations of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Media Relations

media@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Allison Transmission		Allison Off-Highway		Central Group Finance		Consolidated
	Three months ended March 31,		Three months ended March 31,		Three months ended March 31,		Three months ended March 31,
	2026	2025	2026	2025	2026	2025	2026	2025
Net sales	$733	$766	$673	$—	$—	$—	$1,406	$766
Cost of sales	377	388	623	—	—	—	1,000	388

Gross profit	356	378	50	—	—	—	406	378
Selling, general and administrative	65	65	56	—	36	22	157	87
Engineering - research and development	39	42	15	—	—	—	54	42

Operating income (loss)	$252	$271	$(21)	$—	$(36)	$(22)	195	249

Interest expense, net							(61)	(21)
Other (expense) income, net							(2)	5

Income before income taxes							132	233
Income tax expense							(20)	(41)

Net income							$112	$192

Basic earnings per share attributable to common stockholders							$1.35	$2.26

Diluted earnings per share attributable to common stockholders							$1.33	$2.23

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$311	$1,495
Accounts receivable, net	892	333
Inventories	835	316
Other current assets	264	89

Total Current Assets	2,302	2,233
Property, plant and equipment, net	1,667	862
Intangible assets, net	1,685	794
Goodwill	2,827	2,075
Other non-current assets	268	118

TOTAL ASSETS	$8,749	$6,082

LIABILITIES
Current Liabilities
Accounts payable	$728	$190
Product warranty liability	61	34
Current portion of long-term debt	20	5
Deferred revenue	76	34
Other current liabilities	362	197

Total Current Liabilities	1,247	460
Product warranty liability	60	50
Deferred revenue	103	103
Long-term debt	4,247	2,885
Deferred income taxes	890	557
Other non-current liabilities	299	160

TOTAL LIABILITIES	6,846	4,215
TOTAL STOCKHOLDERS’ EQUITY	1,903	1,867

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$8,749	$6,082

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	$156	$181
Net cash used for investing activities (a) (b)	(2,616)	(26)
Net cash provided by (used for) financing activities	1,280	(184)
Effect of exchange rate changes on cash	(4)	1

Net decrease in cash and cash equivalents	(1,184)	(28)
Cash and cash equivalents at beginning of period	1,495	781

Cash and cash equivalents at end of period	$311	$753

Supplemental disclosures:
Interest paid	$(41)	$(27)
Income taxes paid	$(11)	$(2)
Interest received from interest rate swaps	$—	$2
(a) Business acquisition, net of cash acquired	$(2,563)	$—
(b) Additions of long-lived assets	$(53)	$(26)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended
	March 31,
	2026	2025
Net income (GAAP)	$112	$192
plus:
Interest expense, net	61	21
Depreciation of property, plant and equipment	44	28
Amortization expense	23	2
Income tax expense	20	41
Recognition of the stepped-up basis in inventory (a)	63	—
Acquisition-related expenses (b)	17	9
Depreciation of the stepped up basis in property, plant and equipment (c)	13	—
Stock-based compensation expense (d)	7	6
Unrealized gain on marketable securities (e)	(3)	(3)
Other (f)	5	—

Adjusted EBITDA (Non-GAAP)	$362	$296

Net sales (GAAP)	$1,406	$766
Net income as a percent of Net sales (GAAP)	8.0%	25.1%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	25.7%	38.6%
Net cash provided by operating activities (GAAP)	$156	$181
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets	(53)	(26)

Adjusted free cash flow (Non-GAAP)	$103	$155

(a)	Represents the recognition of the stepped-up basis in inventory related to our acquisition of the Dana Off-Highway business (the “Acquisition”) (recorded in Cost of sales).
(b)	Represents acquisition-related expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(c)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(d)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(e)	Represents gains (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(f)	Represents other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019 as amended.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Allison Transmission		Allison Off-Highway		Central Group Function		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	March 31,		March 31,		March 31,		March 31,
	2026	2025	2026	2025	2026	2025	2026	2025
Segment Operating Profit/(Loss) (GAAP)	$252	$271	$(21)	$—	$(36)	$(22)	$195	$249
plus:
Depreciation of property, plant and equipment	30	28	14	—	—	—	44	28
Amortization expense	1	2	22	—	—	—	23	2
Recognition of the stepped-up basis in inventory (a)	—	—	63	—	—	—	63	—
Acquisition-related expenses (b)	—	—	—	—	17	9	17	9
Depreciation of the stepped up basis in property, plant and equipment (c)	—	—	13	—	—	—	13	—
Stock-based compensation expense (d)	—	—	—	—	7	6	7	6
Other (e)	(7)	2	7	—	—	—	—	2

Adjusted EBITDA (Non-GAAP)	$276	$303	$98	$—	$(12)	$(7)	$362	$296

Net sales (GAAP)	$733	$766	$673	$—	$—	$—	$1,406	$766
Segment Operating Profit/(Loss) as a percent of Net sales (GAAP)	34.4%	35.4%	-3.1%	—	—	—	13.9%	32.5%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	37.7%	39.6%	14.6%	—	—	—	25.7%	38.6%

(a)	Represents the recognition of the stepped-up basis in inventory related to the Acquisition (recorded in Cost of sales).
(b)	Represents acquisition-related expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(c)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(d)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(e)	Represents gains and losses (recorded in Other (expense) income, net) to reconcile to Adjusted EBITDA.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended
	March 31,
	2026	2025
Net income (GAAP)	$112	$192
plus:
Recognition of the stepped-up basis in inventory (a)	63	—
Amortization expense	23	2
Acquisition-related expenses (b)	17	9
Depreciation of the stepped up basis in property, plant and equipment (c)	13	—
Stock-based compensation expense (d)	7	6
Income tax effect on adjustments (e)	(19)	(3)

Adjusted net income (Non-GAAP)	$216	$206

Basic EPS (GAAP)	$1.35	$2.26

Diluted EPS (GAAP)	$1.33	$2.23

Adjusted basic EPS (Non-GAAP) (f)	$2.60	$2.46

Adjusted diluted EPS (Non-GAAP) (f)	$2.57	$2.43

(a)	Represents the recognition of the stepped-up basis in inventory related to the Acquisition (recorded in Cost of sales).
(b)	Represents acquisition-related expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(c)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(d)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(e)	Represents the income tax effect on the adjustments calculated by applying our effective tax rate.
(f)

Adjusted basic EPS and Adjusted diluted EPS are Non-GAAP financial measures are defined as Adjusted net income divided by the weighted average common shares outstanding and diluted weighted average shares outstanding, respectively, for the period. The weighted-average common shares outstanding and diluted weighted-average common shares outstanding are the same as those used in calculating the comparable GAAP measures.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2026
	Low	High
Net income (GAAP)	$600	$750
plus:
Income tax expense	125	175
Depreciation of property, plant and equipment (a)	210	200
Interest expense, net	210	200
Amortization of intangible assets	85	75
Recognition of the stepped-up basis in inventory (b)	65	65
Acquisition-related expenses (c)	40	30
Stock-based compensation expense (d)	30	20
Unrealized gain on marketable securities (e)	(15)	(15)
Restructuring & One-Time expenses (f)	15	15

Adjusted EBITDA (Non-GAAP)	$1,365	$1,515

Net cash provided by Operating activities (GAAP)	$970	$1,100
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets (g)	$(315)	$(295)

Adjusted free cash flow (Non-GAAP)	$655	$805

(a)	Includes depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(b)	Represents the recognition of the stepped-up basis in inventory related to the Acquisition (recorded in Cost of sales).
(c)

Represents acquisition-related expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to our acquisition of the Dana Off-Highway business (the “Acquisition”).

(d)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(e)	Represents gains (recorded in Other (expense) income, net) related to an investment in common stock of Jing-Jin Electric Technologies Co. Ltd.
(f)	Includes one-time restructuring costs, minority interest and one-time employee retention costs
(g)	Includes one-time acquisition-related investments